UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	CTL	New York Stock Exchange

Item 8.01	Other Events.

On May 15, 2019, CenturyLink, Inc. (“CenturyLink” or the “Company”) announced that it has commenced cash tender offers to purchase, for up to an aggregate purchase price of $525.0 million principal amount, the following outstanding notes issued by the Company and two of its indirect wholly-owned subsidiaries, as applicable (the “Tender Offers”): (i) Qwest Capital Funding, Inc.’s 7.750% Notes due 2031 (the “2031 Notes”), (ii) Qwest Capital Funding, Inc.’s 6.875% Notes due 2028 (the “2028 Notes”), (iii) CenturyLink’s 7.600% Series P Notes due 2039 (the “2039 Notes”), (iv) CenturyLink’s 7.650% Series U Notes due 2042 (the “2042 Notes”), (v) Centel Capital Corporation’s 9.000% Notes due 2019, and (vi) CenturyLink’s 6.150% Series Q Notes due 2019. The Company commenced consent solicitations in conjunction with the Tender Offers for each of the 2031 Notes, 2028 Notes, 2039 Notes, and 2042 Notes (the “Consent Solicitations”).

A copy of the Company’s press release announcing the commencement of the Tender Offers and Consent Solicitations is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit:

Exhibit No.	Description

99.1	Press Release dated May 15, 2019 announcing Tender Offers and Consent Solicitations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: May 15, 2019